Exhibit 5.1

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                                  June 7, 2007



WDS Receivables LLC
444 East Warm Springs Road
Suite 116
Las Vegas, Nevada 89119

        Re:  Wachovia Auto Loan Owner Trust 2007-1
             -------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to WDS Receivables LLC, a Nevada limited liability company (the "Depositor"), in connection with the sale by the Depositor of: (i) $384,000,000 aggregate principal amount of 5.3372% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $613,000,000 aggregate principal amount of 5.36% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $200,000,000 aggregate principal amount of 5.29% Class A-3a Asset Backed Notes (the "Class A-3a Notes"), $518,000,000 aggregate principal amount of LIBOR plus 0.02% Class A-3b Asset Backed Notes (the "Class A-3b Notes" and, together with the Class A-3a Notes, the "Class A-3 Notes"), $75,000,000 aggregate principal amount of 5.38% Class B Asset Backed Notes (the "Class B Notes"), $80,000,000 aggregate principal amount of 5.45% Class C Asset Backed Notes (the "Class C Notes") and $80,000,000 aggregate principal amount of 5.65% Class D Asset Backed Notes (the "Class D Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes, the "Offered Notes") of Wachovia Auto Loan Owner Trust 2007-1 (the "Issuer") pursuant to an underwriting agreement, dated May 30, 2007 (the "Underwriting Agreement"), among the Depositor, Wachovia Dealer Services, Inc. ("Wachovia Dealer Services") and Wachovia Capital Markets, LLC, as representative of the several underwriters named therein (the "Underwriters"), (ii) $50,000,000 aggregate principal amount of 6.92% Class E Asset Backed Notes (the "Class E Notes" and, together with the Offered Notes, the "Notes"), and (iii) the Issuer's Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The Class E Notes and the Certificates will be retained by the Depositor as partial consideration for the transfer of the Receivables (as defined below) and certain related assets. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement.

      The Notes will be issued pursuant to an indenture, dated as of June 1, 2007 (the "Indenture"), between the Issuer and U.S. Bank National Association, as trustee (the "Indenture Trustee"). The Issuer will be created and the Certificates will be issued pursuant to an amended and restated trust agreement, dated as of June 1, 2007 (the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as trustee (the "Owner Trustee"). The assets of the Issuer will


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consist primarily of a pool of motor vehicle retail installment sale contracts and installment loans (the "Receivables").

      Each Note will represent an obligation of the Issuer and each Certificate will evidence a beneficial interest in the Issuer and will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

      As special counsel to the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion, including (i) the Underwriting Agreement, (ii) the Trust Agreement, (iii) the receivables purchase agreement, dated as of June 1, 2007, between Wachovia Dealer Services, as seller, and the Depositor, (iv) the sale and servicing agreement, dated as of June 1, 2007, among the Issuer, the Depositor, Wachovia Dealer Services, as seller and Wachovia Bank, National Association ("Wachovia Bank"), as master servicer, (v) the Indenture, (vi) the control agreement, dated as of June 1, 2007, among the Issuer, the Indenture Trustee and Wachovia Bank, as master servicer and as securities intermediary,
(vii) the administration agreement, dated as of June 1, 2007, among the Issuer, Wachovia Bank, as administrator, the Depositor and the Indenture Trustee, (viii) specimens of the Securities, (ix) the registration statement on Form S-3 (Registration No. 333-138043) and Amendment No. 1 thereto for the registration of the Offered Notes and certain other securities under the Securities Act of 1933, as amended (the "Securities Act"), each as filed with the Securities and Exchange Commission (the "Commission"), (x) a preliminary prospectus supplement, dated May 29, 2007, together with related prospectus, dated May 29, 2007, and
(xi) a prospectus supplement, dated May 30, 2007, together with the related prospectus, dated May 30, 2007.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering Analysis and Retrieval system or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials and officers and other representatives of the Depositor, Wachovia Bank, the Underwriters and others.

      Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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            (i) The Indenture constitutes a valid and binding agreement of the
      Issuer, enforceable against the Issuer in accordance with its terms.

            (ii) When the Offered Notes have been duly executed and delivered by the Owner Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered against payment of the purchase price therefor pursuant to the Underwriting Agreement, the Offered Notes will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

      The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

      A. The foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, in each case as to any matters arising thereunder or relating thereto.

      B. Whenever a statement or opinion herein is qualified by "to the best of our knowledge and information", "known to us" or a similar phrase, it is intended to indicate that the lawyers currently practicing law with this firm who represented the Depositor in connection with the transactions contemplated by the Underwriting Agreement have no current conscious awareness of any facts or information contrary to such opinion or statement. However, we have not undertaken any independent investigation or inquiry to determine the accuracy of any such statement or opinion and no inference as to our knowledge or that we have any knowledge of any matters pertaining to such statement or opinion should be drawn from the fact that we have acted as special counsel to the Depositor in connection with the transactions contemplated by the Underwriting Agreement.

      C. With respect to any instrument or agreement (each, an "Instrument") executed or to be executed by any party (each, a "Party"), we have assumed, to the extent relevant to the opinions set forth herein, that: (i) each Party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) such Party has full right, power and authority to execute, deliver and perform its obligations under each Instrument to which it is a party.

      D. We express no opinion as to any provision of any instrument, agreement or other document: (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every


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other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof;
(iii) regarding waiver of usury, stay, extension or similar laws; (iv) regarding specific performance or the grant of any power of attorney; or (v) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances. In addition, we wish to advise you that rights to indemnity and contribution may be limited by applicable law or public policy.

      E. Our opinions set forth in paragraphs (i) and (ii), above are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

      F. In rendering our opinions set forth in paragraphs (i) and (ii) above, as they pertain to the enforceability of provisions contained in the Indenture and the Offered Notes pursuant to which the parties thereto agree that the laws of the State of New York shall govern such documents, we have relied on Section 5-1401 of the New York General Obligations Law, which states in pertinent part that, "The parties to any contract, agreement or undertaking, contingent or otherwise, in consideration of, or relating to any obligation arising out of a transaction covering in the aggregate not less than two hundred fifty thousand dollars, . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state." We note that one United States federal district court sitting in New York, in upholding the application of Section 5-1401 of the General Obligations Law in a case in which it found sufficient connections to New York State, suggested that the enforcement of the election of the parties to a contract to apply New York law might present a constitutional issue if New York State had no connection to either of the parties or the transaction and if applying New York law would violate an important public policy of a more interested state. Lehman Brothers Commercial Corporation and Lehman Brothers Special Financing Inc. v. Minmetals International Non-Ferrous Metals Trading Company et al., 179 F.Supp.2d 118 (S.D.N.Y. 2000) (the "Minmetal Opinion"). The Minmetal Opinion did not address, and we have not found any judicial interpretation of, what constitutes "no connection" for purposes of Section 5-1401 of the New York General Obligations Law, and we do not express any opinion as to the extent of the connections of the parties to the Underwriting Agreement, the Indenture and the Offered Notes or the transactions contemplated thereby to New York State.

      The opinions expressed and the statements made herein are expressed and made as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed or statements made herein) that hereafter may come to our attention.

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      This letter is solely for the benefit of the persons to whom it is addressed in connection with the transactions described in the first paragraph above and may not be quoted or relied upon by, nor may this letter or copies hereof be delivered to, any other person (including, without limitation, any person who purchases Offered Notes from the Underwriters or Class E Notes or Certificates from the Depositor or any other entity), nor may this letter be relied upon by any person to whom it is addressed or used for any other purpose, without our prior written consent. We hereby consent to the filing of this letter as an exhibit to a current report on Form 8-K to be filed by the Depositor or the Issuer.

                                                      Very truly yours,

                                                          /s/ Sidley Austin LLP